UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 23, 2010 (September 20, 2010)
UAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

77 W. Wacker Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

(312) 997-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 2, 2010, UAL Corporation (“UAL”), Continental Airlines, Inc. (“Continental”) and JT Merger Sub Inc., a wholly owned subsidiary of UAL (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Continental (the “Merger”), with Continental continuing as a wholly-owned subsidiary of UAL.  Upon the closing of the Merger, UAL will be renamed United Continental Holdings, Inc.

On September 20, 2010, UAL notified The NASDAQ Stock Market LLC (“NASDAQ”) that, subject to approval by the UAL Board of Directors and the New York Stock Exchange (“NYSE”), UAL intends to voluntarily delist its common stock from NASDAQ and transfer the listing of its common stock to the NYSE upon the closing of the Merger.  On September 23, 2010, the UAL Board of Directors granted approval of the transfer to the NYSE and the delisting from NASDAQ, effective upon closing of the Merger.

UAL and Continental currently expect to close the Merger by October 1, 2010 and commence trading of the common stock of United Continental Holdings, Inc. under the ticker symbol “UAL” following the close of the Merger.  UAL’s common stock will continue to trade on NASDAQ under the ticker symbol “UAUA” until the transfer is complete.

Item 8.01. Other Events.

On September 20, 2010, UAL and Continental issued a joint press release announcing UAL’s intention to list its common stock on the NYSE and to delist from NASDAQ upon the closing of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Joint Press Release issued by UAL Corporation and Continental Airlines, Inc. dated September 20, 2010

* Filed herewith electronically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

	By:	/s/ Thomas J. Sabatino, Jr.
	Name:	Thomas J. Sabatino, Jr.
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: September 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Joint Press Release issued by UAL Corporation and Continental Airlines, Inc. dated September 20, 2010

* Filed herewith electronically.